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                                                                      EXHIBIT 15


Kulicke and Soffa Commences Tender Offer for All Outstanding Shares of Cerprobe

       Willow Grove, PA October 25, 2000 - Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC), the world's largest supplier of semiconductor assembly equipment, announced today the commencement of a tender offer to acquire all of the outstanding shares of common stock of Cerprobe Corporation (NASDAQ: CRPB) for $20.00 per share in cash. Cerprobe is a leader in the design and manufacture of semiconductor test interconnect solutions.

       The tender offer is being made pursuant to the definitive Agreement and Plan of Merger by and among Kulicke and Soffa, Cardinal Merger Sub., Inc., a wholly owned subsidiary of Kulicke and Soffa, and Cerprobe, which was announced on October 12, 2000. The offer will expire on Tuesday, November 21, 2000, unless extended in accordance with the Merger Agreement.

       The consummation of the tender offer is subject to customary closing conditions, including that a majority of the outstanding Cerprobe shares are tendered and the expiration or termination of the Hart-Scott-Rodino waiting period.

       THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES. KULICKE AND SOFFA HAS FILED A TENDER OFFER STATEMENT WITH THE SEC AND CERPROBE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS OF BOTH KULICKE AND SOFFA AND CERPROBE ARE URGED TO READ EACH OF THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REFERENCED IN THIS PRESS RELEASE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED BY KULICKE AND SOFFA AND CERPROBE WITH THE SEC AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FREE FROM KULICKE AND SOFFA OR CERPROBE OR BY CONTACTING CORPORATE INVESTOR COMMUNICATIONS, INC., THE INFORMATION AGENT, AT
(888) 682-7239.

       Cerprobe is a recognized world leader in the design and manufacture of semiconductor test interconnect solutions. Cerprobe offers products and integrated

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systems for wafer and IC package testing. Cerprobe markets and distributes its products and systems worldwide, and operates domestic manufacturing facilities in Arizona, California, and Texas and international manufacturing facilities in France, Scotland, Taiwan, and Singapore.

       Kulicke and Soffa is the world's largest supplier of semiconductor assembly equipment. The company provides scaleable solutions for the assembly of chip and wire, flip chip and chip scale packages. Chip and wire solutions combine wire bonding, die bonding and wafer dicing equipment with wire, capillaries, die collets and saw blades. Flip chip solutions include die placement equipment, flip chip bumping technology and thin film laminates. Kulicke and Soffa also offers unique CSP packaging technology as well as factory integration products and services. It has sales, service and applications development facilities worldwide.

                  CAUTION CONCERNING FORWARD LOOKING STATEMENTS

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE FOUND IN VARIOUS PLACES THROUGHOUT THIS PRESS RELEASE AND INCLUDE, WITHOUT LIMITATION, STATEMENTS CONCERNING THE FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND BUSINESSES OF CERPROBE AND KULICKE AND SOFFA AND, ASSUMING THE CONSUMMATION OF THE ACQUISITION, THE CONSOLIDATION OF CERPROBE INTO KULICKE AND SOFFA, AS WELL AS THE EXPECTED TIMING AND BENEFITS OF THE ACQUISITION. WHILE THESE FORWARD-LOOKING STATEMENTS REPRESENT OUR JUDGMENTS AND FUTURE EXPECTATIONS CONCERNING THE DEVELOPMENT OF OUR BUSINESS AND THE TIMING AND BENEFITS OF THE ACQUISITION, A NUMBER OF RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS COULD CAUSE ACTUAL DEVELOPMENTS AND RESULTS TO DIFFER MATERIALLY FROM OUR EXPECTATIONS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO:
THOSE LISTED OR DISCUSSED IN CERPROBE'S 1999 ANNUAL REPORT ON FORM 10-K405 AND KULICKE AND SOFFA'S 1999 ANNUAL REPORT ON FORM 10-K; BUSINESS AND ECONOMIC CONDITIONS IN OUR INDUSTRY AND IN CERPROBE'S INDUSTRY; THE RISK THAT THE CERPROBE BUSINESS WILL NOT BE SUCCESSFULLY INTEGRATED INTO KULICKE AND SOFFA; THE COSTS RELATED TO THE TRANSACTION; THE INABILITY TO OBTAIN OR MEET CONDITIONS IMPOSED FOR GOVERNMENTAL APPROVALS FOR THE TRANSACTION; THE RISK THAT ANTICIPATED SYNERGIES WILL NOT BE OBTAINED OR NOT OBTAINED WITHIN THE TIME ANTICIPATED; THE RISK THAT WE WILL NOT BE SUCCESSFUL IN MAKING TECHNOLOGICAL ADVANCES AND OTHER KEY FACTORS THAT WE HAVE INDICATED COULD ADVERSELY AFFECT OUR BUSINESSES AND FINANCIAL PERFORMANCE CONTAINED IN OUR PAST AND FUTURE FILINGS AND REPORTS, INCLUDING THOSE WITH THE SEC. MORE DETAILED INFORMATION ABOUT THOSE FACTORS IS SET FORTH IN FILINGS MADE BY CERPROBE AND KULICKE

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AND SOFFA WITH THE SEC. NEITHER CERPROBE NOR KULICKE AND SOFFA IS UNDER ANY
OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATIONS TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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